Exhibit 23.1

[Crowe Chizek and Company LLC Letterhead}

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-141996 on Form S-3 of ES Bancshares, Inc. of our report dated March 26, 2008 appearing in the Annual Report on Form 10-KSB of ES Bancshares, Inc. for the year ended December 31, 2007 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Livingston, New Jersey

June 25, 2008